Exhibit 99.1

Eastern Virginia Bankshares, Inc. Formalizes Written Agreement with Regulators

TAPPAHANNOCK, Va.--(BUSINESS WIRE)--February 22, 2011--Eastern Virginia Bankshares, Inc. (the “Company”) (NASDAQ: EVBS) and its banking subsidiary, EVB (the “Bank”) announced today that they have entered into a written agreement (the “Agreement”) with the Federal Reserve Bank of Richmond and the Virginia State Corporation Commission Bureau of Financial Institutions (together, the “Regulatory Agencies”). The purpose of the Agreement is to formally document the common goal of the Company, the Bank and the Regulatory Agencies to maintain the financial soundness of the Company and the Bank. Under the terms of the Agreement, the Company and the Bank have committed to take certain steps to strengthen the Company’s and the Bank’s financial condition. These steps will primarily focus on improving the supervision and internal controls over credit risk management practices, the quality of the loan and asset portfolios, and the Company’s and the Bank’s capital, liquidity and earnings.

“This Agreement, as we announced earlier this month, gives us the opportunity to work closely with the regulatory agencies to address the Company’s and the Bank’s challenges and improve our financial performance. We are pleased with the continued support of the regulatory agencies and look forward to the successful results of our actions. The Board and the Management Team are fully committed to resolving these issues and returning the Company to profitability,” said Randy Cook, Chairman of the Board of Directors.

President and CEO Joe Shearin commented, “This is an important day for our company. This Agreement contains many of the steps we initiated during the last several quarters to address our deteriorating asset quality and associated challenges brought on during the economic recession. This Agreement addresses improving oversight and administration of the Bank’s operations, including improving credit risk management processes, lending and credit administration processes, the quality of the loan and asset portfolios and processes used to manage the quality of these portfolios, and the balance of and processes related to loan loss reserves. Despite the aggressive steps we have already taken to substantially increase our loan loss reserves and improve asset quality, we remain well capitalized under all regulatory measurements. ”

“Most importantly,” continued Shearin, “this Agreement will not preclude the Bank from serving as a source of capital and funding for consumers and small to mid-sized businesses in the communities we have served for over a century, and will not impact our strong heritage of customer service.”

Forward-Looking Statements

Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” or words of similar meaning and include statements about future operating performance and asset quality, credit and risk management, capital position and the agreement’s impact on the Company’s future operations and performance. These statements are inherently uncertain and there can be no assurance that the assumptions underlying these forward-looking statements will prove to be accurate. Such forward-looking statements are subject to risks and uncertainties, some of which cannot be predicted or quantified or are not known to us. These risks and uncertainties may include but are not limited to:

•
changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;

•	the economic conditions in our target market area, as well as general economic, market, or business factors;

•	changes in the interest rates affecting our deposits and our loans;

•	our ability to assess, manage and improve our asset quality;

•	an insufficient allowance for loan losses;

•	the loss of any of our key employees;

•
changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;

•	changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;

•	our ability to maintain internal control over financial reporting;

•	our ability to raise capital as needed by our business;

•
our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;

•	regulation of our banking and other businesses by federal and state regulatory agencies and the effect of any agreements the Company may enter into with any such agencies;

•	changes in laws, regulations and the policies of federal or state regulatory agencies; and

•	other circumstances, many of which are beyond our control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

CONTACT:

Eastern Virginia Bankshares, Inc.
Doug Haskett, Chief Financial Officer
Voice: 804-443-8460
Fax: 804-445-1047